NATIONAL HEALTHCARE CORPORATION

             NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          April 26, 1999

To the Stockholders:

     The Annual Meeting of the Stockholders (the "Meeting") of National HealthCare Corporation (the "Company") will be held at City Center, 14th Floor, 100 Vine Street, Murfreesboro, Tennessee on Monday, April 26, 1999, at 5:00 p.m. C.D.T., for the following purposes:

     1.   To re-elect two directors;

     2. To ratify the selection of Arthur Andersen LLP as independent accountants for the year ending December 31, 1999;
and

     3. To transact such other business as may properly come before the meeting or any adjournments thereof.

     The nominees for re-election as directors are Ernest G.
Burgess III and W. Andrew Adams. They currently serve as directors of the Company.

     The Board of Directors has fixed the close of business on Friday, January 29, 1999, as the record date for the determination of stockholders who are entitled to notice of and to vote at the Annual Meeting of the Stockholders or any adjournments thereof.

     We encourage you to attend the Meeting. Whether you are able to attend or not, we urge you to indicate your vote on the enclosed proxy card FOR the re-election of Messrs. Burgess and Adams as directors and FOR ratification of the selection of Arthur Andersen LLP as independent accountants for the year ending December 31, 1999. Please sign, date, and return the proxy card promptly in the enclosed envelope. If you attend the Meeting, you may vote in person even if you have previously mailed a proxy card.

                         By Order of the Board of Directors

                         Richard F. LaRoche, Jr.
                         Secretary
March 22, 1999
Murfreesboro, Tennessee



                NATIONAL HEALTHCARE CORPORATION
                        100 Vine Street
                 Murfreesboro, Tennessee 37130
                    ------------------------
                        PROXY STATEMENT
                    ------------------------

               ANNUAL MEETING OF THE STOCKHOLDERS

                         April 26, 1999

     The accompanying proxy is solicited by the Board of Directors of National HealthCare Corporation (the "Company") to be voted at the Annual Meeting of the Stockholders (the "Meeting") to be held on Monday, April 26, 1999, commencing at 5:00 p.m. C.D.T. and at any adjournments of the Meeting. The Meeting will be held at the City Center, 14th Floor, Murfreesboro, Tennessee. It is anticipated that this proxy material will be mailed on or about March 22, 1999, to all stockholders of record on January 29, 1999.

     A copy of the Annual Report of the Company for the year ended December 31, 1998, including financial statements, is enclosed herewith. THE COMPANY WILL PROVIDE WITHOUT CHARGE TO ANY PERSON SOLICITED HEREBY, UPON THE WRITTEN REQUEST OF SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1998, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. SUCH REQUESTS SHOULD BE DIRECTED TO RICHARD F. LaROCHE, JR., SHAREHOLDER RELATIONS-SUITE 600, 100 VINE STREET, MURFREESBORO, TENNESSEE 37130.

     A stockholder giving a proxy has the power to revoke it at any time before it is exercised. A proxy may be revoked by filing with the Secretary of the Company (i) an instrument revoking the proxy or (ii) a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if the person executing the proxy is present at the Meeting and elects to vote in person. If the proxy is neither revoked nor suspended, it will be voted by those therein named.

Votes Required

     Shares of common stock represented in person or by proxy at the Meeting (including shares which abstain or do not vote with respect to one or more of the matters presented at the Meeting) will be tabulated by the Company's Secretary who will determine whether or not a quorum is present. Abstentions will be counted as shares that are present and entitled to vote for purposes of determining the number of shares that are present and entitled to vote with respect to any particular matter, but will not be counted as votes in favor of such matter. Accordingly, an abstention from voting on Proposals I and II will have the same legal effect as a vote "against" the matter even though the stockholder or interested parties analyzing the results of the voting may interpret such vote differently. If a broker holding stock in "street name" indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter. Accordingly, a "broker non-vote" may effect establishment of a quorum, but, once a quorum is established, will have no effect on the voting on such matter.

     A majority of the issued and outstanding shares of common stock entitled to vote constitutes a quorum at the Meeting. The affirmative vote of the holders of a majority of the votes cast at the Meeting is required for the election of directors, while the ratification of the appointment of the Company's independent accountants requires the affirmative vote of the holders of a majority of the issued and outstanding shares of common stock.

         VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     The Board of Directors has fixed the close of business on January 29, 1999 as the record date. The outstanding voting securities of the Company as of December 31, 1998, consisted of 11,316,898 shares of common stock, par value $.01 per share ("Common Stock"). Stockholders of record as of the record date are entitled to notice of and to vote at the Meeting or any adjournments thereof. Each holder of the shares of Common Stock is entitled to one vote per share on all matters properly brought before the Meeting. Stockholders are not permitted to cumulate votes for the purpose of electing directors or otherwise.

     The following information is based upon filings made by the entities identified below with the Securities and Exchange Commission. Except as set forth below, on December 31, 1998 no person was known to the Company to own beneficially more than 5% of the outstanding Common Stock:

                              Shares              Percent of
                              Beneficially        Outstanding
                              Owned at            Shares on
Name and Address              Dec. 31, 1998       Dec. 31, 1998
---------------------------------------------------------------
National Health Corporation    1,238,924             10.9%
P. O. Box 1398
Murfreesboro, TN 37133

W. Andrew Adams                1,067,064              9.4%
100 Vine Street
Murfreesboro, TN 37130

1818 Fund II                     700,155              6.2%
59 Wall Street
New York, NY 10005

Nicholas Fund, Inc. and        1,688,184             14.9%
Albert O. Nicholas
700 North Water Street
Milwaukee, WI 53202

                            PROPOSAL I

                      ELECTION OF DIRECTORS

     Pursuant to the Company's Articles of Incorporation, the directors have been divided into three groups. At the April 26, 1999 Meeting, two directors will be elected to hold office each for a term of three years or until their successor shall have been duly elected and qualified.

     The nominees for election to the positions of director to be voted upon at the Meeting are Ernest G. Burgess III and W. Andrew Adams, currently directors of the Company. Unless authority to vote for the election of directors has been specifically withheld, the persons named in the accompanying proxy intend to vote for the election of Mr. Burgess and Mr. Adams to hold office as directors, each for terms of three years or until their successor has been duly elected and qualified.

     If a nominee becomes unavailable for any reason (which event is not anticipated), the shares represented by the enclosed proxy may (unless such proxy contains instructions to the contrary) be voted for such other person as may be determined by the holders of such proxies.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES.

     The following information relates to the nominees for election as directors of the Company and the other persons whose terms as directors continue after the Meeting, as well as officers and directors of the Company as a group:

                                                     Common        Percent
                                                     Stock          of
                                        Expiration   Beneficially  Shares
                                        of term as   Owned at      Outstanding
Name                     Age  Position   Director    12/31/98<F1>   12/31/98
------------------------------------------------------------------------------
W. Andrew Adams          53   Director &
                              President     1999      1,067,064       9.4%
Robert G. Adams          52   Director &
                              Sr. V.P.      2000        440,592       3.9%
Ernest G. Burgess III    58   Director      1999        189,320       1.7%
Richard F. LaRoche, Jr.  53   Sr. V.P.
                              & Secretary               377,440       3.3%
Lawrence C. Tucker<F2>   56   Director      2001        700,155       6.2%
J. K. Twilla             72   Director      2001         83,392          *
Olin O. Williams         68   Director      2000        109,645          *

All Directors and Executive Officers
   as a group (7 people)                              2,967,608      26.2%
-----------------------
*Less than 1%

<F1> Assumes exercise of stock options and convertible
     subordinated debentures outstanding. See "Option Plans." Included in the amounts above are 15,000 shares to Mr. Burgess, 10,000 shares to Mr. Tucker, 20,000 shares to Dr. Twilla, and 15,000 shares to Dr. Williams, of which all may be acquired upon the exercise of stock options granted under the Company's 1994 Unit Option Plan and 1997 Stock Option Plan.
<F2> Mr. Tucker, as a general partner of the 1818 Fund II, is attributed the ownership of the 1818 Fund II shares, but does not claim beneficial ownership thereof. Otherwise, all shares are owned beneficially with sole voting and investment power.

     Drs. J. K. Twilla and Olin O. Williams have been physicians in private practice in Tennessee for more than 25 years each and are now retired. Dr. Williams currently serves on the Board of the Bank of Murfreesboro, headquartered in Murfreesboro, Tennessee. Both serve on the Board of Directors of National Health Realty, Inc.

     Ernest G. Burgess III is retired Senior Vice President of
NHC. He has a M.S. degree from the University of Tennessee and serves on the Board of Directors of National Health Realty, Inc.

     Robert G. Adams (Senior Vice President and Director) has served both as an Administrator and a Regional Vice President, holding the last position from 1977 to 1985. Mr. Adams has a B.S. Degree from Middle Tennessee State University. He is Chief Operating Officer of the Company and also serves on the Board of National Health Realty, Inc.

     W. Andrew Adams has been President since 1974 and served as Vice President between 1972 and 1974. He currently serves on the Multifacility Committee of the American Health Care Association. Mr. Adams has a MBA degree from Middle Tennessee State University. He serves on the Board of Trust of David Lipscomb University, Nashville, Tennessee, is President and on the Board of Directors of National Health Investors, Inc. and National Health Realty, Inc., and serves on the Board of Directors of SunTrust Bank, Nashville.

     Richard F. LaRoche, Jr. (Senior Vice President) has been Secretary of the Company since 1974 and General Counsel since 1971. He has a law degree from Vanderbilt University and an A.B. degree from Dartmouth College. His responsibilities include legal affairs, acquisitions, and finance. Mr. LaRoche also serves as a director, Vice President and Secretary of National Health Investors, Inc. and as Vice President and Secretary of National Health Realty, Inc.

     Mr. Tucker has been with Brown Brothers Harriman & Co. (BBH & Co.), private bankers, for 32 years and became a General Partner of the firm in January 1979. He currently serves as a member of the Steering Committee of the firm's partnership. He is responsible for the corporate finance activities of BBH & Co., including management of the 1818 Funds, private equity investing partnerships with committed capital exceeding $1.5 billion. He is a director of MCI WorldCom, Inc., Riverwood International Corporation, VAALCO Energy Inc., and the MCI WorldCom Investment Fund.

Board of Directors and Committees of the Board

     The Board of Directors held 3 meetings during 1998. All directors were present at the meetings of the Board and of committees on which they served. The Board as a whole serves as the Audit Committee, and the Compensation Committee is comprised of non-employee directors (Mr. Burgess, Mr. Tucker, Drs. Twilla and Williams).

     The Audit Committee, which met one time in 1998, selects the Company's independent accountants, fixes the compensation to be paid to such accountants, reports to the Board with respect to the scope of audit procedures and determines compliance as to the company's policies and procedures.

        COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS
                     AND CERTAIN TRANSACTIONS
Cash Compensation

     Directors not affiliated with NHC, the Company's Investment Advisor, receive compensation for their Board service in the amount of $2,500 per meeting attended. The Company reimburses all directors for travel expenses incurred in connection with their duties as directors of the Company.

     The Company's executive officers were compensated per the following Table I.

                                     TABLE I
                         NATIONAL HEALTHCARE CORPORATION
                           SUMMARY COMPENSATION TABLE
                                   1996 - 1998
                                                       Long Term
          Annual Compensation <F1>                     Compen-
                                                       sation
--------------------------------------------------------------------------
     (a)       (b)       (c)       (d)         (e)     (f)(g)    (i)
                                              Other     (h)
                                              annual    <F4>     All Other
Name and                                      compen-            Compen-
Principal                Salary    Bonus      sation             sation
Position       Year      ($)       ($)<F2>    ($)<F3>            ($)
--------------------------------------------------------------------------
W. Andrew      1998      109,478     <F5>       4,714     -0-      -0-
Adams, Pres.   1997      126,806   1,786,842   26,115     -0-      -0-
& CEO          1996      129,757   1,850,026    8,147     -0-
--------------------------------------------------------------------------
Robert G.      1998      140,779     <F5>       9,889     -0-      -0-
Adams, Sr.     1997      140,553     882,626    3,817     -0-      -0-
V.P. & COO     1996      140,279   1,238,857    8,269     -0-      -0-
--------------------------------------------------------------------------
Richard F.     1998      126,588     <F5>      18,034     -0-      -0-
LaRoche, Jr.,  1997      135,159   1,086,355   14,904     -0-      -0-
Sr. V.P. &     1996      135,784   1,012,096   18,823     -0-      -0-
Secretary
--------------------------------------------------------------------------

<F1> Compensation deferred at the election of an executive has been included in columns (c) and (d).
<F2> These officers may also receive bonuses from National Health
     Investors, Inc. and National Health Realty, Inc., which are disclosed in those companies' Form 10-K and/or proxy statement.
<F3> Includes (a) life insurance benefit, (b) 401(k) matching contribution, (c) non-qualified deferred compensation matching contribution, and (d) ESOP contribution.
<F4> These officers received stock options from National Health
     Investors, Inc. in 1993, 1995, and 1997, which are disclosed in that company's Form 10-K. No other Restricted Stock Awards, Options/SARs, or LTIP payouts were given in 1996, 1997, or 1998.
<F5> Not yet declared or paid.

Director and Officer Options

     The 1994 Unit Option Plan provided for an automatic grant to each non-NHC affiliated director of an option to purchase 5,000 Units of Limited Partnership on the date of the Annual Unitholder's Meeting at the then fair market value. The 1997 Stock Option Plan increased that number to 10,000 shares per Annual Meeting of the Shareholders. All options which have been granted to employees have been exercised under the 1994 Unit Option Plan, but of the 1,000,000 shares available under the 1997 Plan, 936,802 are available for grant.

     Both plans permit options to be exercised for cash or by surrender of shares of Common Stock of the Company (or Units of Limited Partnership Interest) valued at the then fair market value. Unless otherwise specifically provided in the option agreement, no option or SAR shall be transferable other than by will, family gift, or the laws of descent and distribution. All shares which may be issued under either plan and the exercise prices for outstanding options are subject to adjustment in the event that the number of outstanding shares of Common Stock will be changed by reason of stock splits, stock dividends, reclassifications or recapitalizations. In addition, upon a merger or consolidation involving the Company, participants are entitled to shares in the surviving corporation.

     Pursuant to the automatic grant provisions of the plans, the three (now four) non-employee (or outside) directors have each received options to purchase shares at $25.75 per share in 1994, $24.88 in 1995, $38.63 in 1996, $30.75 in 1997, and $39.88 in
1998. The outside directors have exercised all of the 1994 grants, all but 5,000 of the 1995 grants, all of the 1996 grants, none of the 1997 grants, and none of the 1998 grants.

     Tables A and B set forth information regarding options which are outstanding, granted or exercised under the 1994 Unit Option Plan and the 1997 Stock Option Plan as of December 31, 1998, for the Company's three executive officers. Table C sets forth information regarding options outstanding and exercised during 1998 for the executive officers, all outside directors and all other NHC employees as a group. The Company has not granted any SARs.

                             TABLE A
         Option/SAR Grants in Last Fiscal Year [12-31-98]
                                                       Potential Realizable
                                                       Value at Assumed
                                                       Annual Rates of
                                                       Stock Price Appreci-
               Individual Grants                       ation for Option Term
----------------------------------------------------------------------------
                                Percent of
                                Total
                    Number of   Options/
                    Securities  SARs
                    Underlying  Granted
                    Option/      to         Exercise
                    SARs        Employees   of Base
                    Granted     in Fiscal   Price    Expira-
                    (#)         Year        ($/Sh)   tion Date  5%($)  10%($)
-----------------------------------------------------------------------------
W. Andrew Adams       -0-                    -0-

Robert G. Adams       -0-                    -0-

Richard F. LaRoche,   -0-                    -0-
 Jr.

                             TABLE B
       Aggregated Option/SAR Exercises in Last Fiscal Year
                   and FY-End Option/SAR Values
                                        Number of
                                        Securities     Value of
                                        Underlying     Unexercised
                                        Unexercised    in-the-
                                        Options/       Money
                                        SARs at        Options/
                                        Fiscal Year-   SARs at
               Shares         Value     End            Fiscal Year-
               Acquired on    Realized  (#)            End ($)
Name           Exercise (#)   ($)       Exercisable    Exercisable
-------------------------------------------------------------------
W. Andrew
Adams           -0-            -0-        -0-           -0-

Robert G.
Adams           -0-            -0-        -0-           -0-

Richard F.
LaRoche, Jr.    -0-            -0-        -0-           -0-


                                  TABLE C
                     Shares    Expira-
                     Under     tion      Options    Remaining  Exercise
Name of Participant  Option:   Date     Exercised:   Options    Price
                      1998                1998
-----------------------------------------------------------------------
W. Andrew Adams        -0-                 -0-          -0-

Richard F. LaRoche,    -0-                 -0-          -0-
 Jr.

Robert G. Adams        -0-                 -0-          -0-

All Executive
 Officers(3 persons)   -0-                 -0-          -0-

All Directors         5,000   3/15/2000    -0-         5,000     $24.88
(4 persons)          15,000   3/19/2002    -0-        15,000     $30.75
                     40,000    1/4/2003    -0-        40,000     $39.88

All Other NHC
Employees              -0-                 -0-          -0-


     The Company's grant or issuance of an incentive stock option under both the 1994 Unit Option Plan and the 1997 Stock Option Plan have no federal income tax consequences to either the Company or the optionee. Nor do any federal income tax consequences occur to either the Company or the Key NHC Employee optionee upon the optionee's exercise of his or her incentive stock option and purchase of Common Stock up to $100,000 per year, except that the difference between the fair market value of the stock purchased pursuant to the exercise of the option and the amounts paid upon the option's exercise (the "Spread") would be included in the optionee's alternative minimum taxable income for alternative minimum tax purposes. For options purchased in excess of the $100,000 limit, or for options granted to non-NHC affiliated directors, or which are not held for the time discussed in the next paragraph, the Spread is taxable as ordinary income to the Key Employee and deductible by the Company at the time of exercise.

     If the optionee holds the stock purchased upon the exercise of the option for the requisite period under the Internal Revenue Code, then upon the optionee's disposition of the stock he or she will recognize capital gain (or loss) for federal income tax purposes on the amount of the Spread. The Company would not be entitled to a deduction upon such a disposition. To be entitled to such capital gains treatment, the optionee must not dispose of the underlying stock within two (2) years after the date the option is granted or one (1) year after the option is exercised.

     If the optionee disposes of the stock prior to such time, then the optionee will recognize ordinary income in an amount equal to the lesser of (i) the difference between the sales proceeds and the optionee's cost, and (ii) the difference between the fair market value of the stock on the date of exercise and the optionee's cost. The balance of the gain on a premature disposition of the stock, if any, will be capital gain for federal income tax purposes. Such a premature disposition will entitle the Company to a deduction equal to the amount of ordinary income recognized by the optionee.

     The 1994 Plan also provided that the Company could finance the exercise of any Options by the acceptance of the Optionholder's full recourse Promissory Note bearing interest at a fixed rate equal to 2.5% below New York Prime on the date of the note, with interest payable quarterly and principal due and payable in 60 months. The notes are secured by Shares having a fair market value of 200% of the amount of the principal of the note as established on the date of the loan. Additionally, the notes required the pledge of additional Shares or for reduction in the principal of the note at any time that the value of the collateral drops below 150% of the base amount of the outstanding balance of the note. The below table indicates the current amount of loans outstanding by directors of NHC individually and by all designated NHC employees collectively as of December 31, 1998.


                         Current            Maximum
                         Loan               Loan
                         Outstanding        Outstanding
-------------------------------------------------------
W. Andrew Adams         $ 1,641,920        $ 4,101,131

Robert G. Adams           1,206,950          2,426,309

Richard F. LaRoche, Jr.   1,181,200          2,418,076

Ernest G. Burgess III       802,030          1,309,368

J. K. Twilla                    -0-            169,750

Lawrence C. Tucker              -0-                -0-

Olin O. Williams            369,000            679,462

Balance NHC Employees    11,621,452         23,194,625


Section 16(a) Disclosure Compliance

     Section 16(a) of the Securities and Exchange Act of 1934 as amended requires officers, directors, and persons who own more than 10% of the Company's equity securities to file statements of changes in beneficial ownership (Forms 4 or 5) with the Securities and Exchange Commission (the SEC) and the American Stock Exchange. Officers, directors and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all such forms they file.

     To the Company's knowledge, based solely on the review of the copies of such forms received by it, the Company believes that during 1998 all filing requirements applicable to its officers, directors, and greater than 10% beneficial owners were complied with and were timely filed.

Comparison of Cumulative Total Return

     The Company's cumulative total return as compared with the S
& P 500 Index and HealthCare-Misc. Index is shown in the graph on the last page of this proxy statement.


                          PROPOSAL II

                RATIFICATION OF APPOINTMENT OF AND
         RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     The Company has selected Arthur Andersen LLP as its independent auditors for fiscal year ending December 31, 1999.
Although a stockholder vote is not required, the Board would like the approval of stockholders for this appointment. Arthur
Andersen LLP audited the Company's financial statements for the year ended December 31, 1998.

     If the stockholders do not ratify the selection of Arthur Andersen LLP, the selection of independent accountants will be reconsidered by the Board of Directors, although the Board of Directors would not be required to select different independent accountants for the Company. The Board of Directors retains the power to select another firm as independent accountants for the Company to replace the firm whose selection was ratified by the Company's stockholders in the event the Board of Directors determines that the best interest of the Company warrants a change of its independent accountants.

     Representatives of Arthur Andersen LLP will be present at the Annual Meeting and will be given the opportunity to make a statement if they desire to do so. They will also be available to respond to appropriate questions from stockholders at the Annual Meeting.

            THE BOARD OF DIRECTORS RECOMMENDS A VOTE
                       "FOR" PROPOSAL II.

                     STOCKHOLDER PROPOSALS

     October 1, 1999 is the date by which proposals of stockholders intended to be presented at the 2000 Annual Meeting of Stockholders must be received by the Company for inclusion in the Company's proxy statement and form of proxy relating to that meeting.

                     EXPENSES OF SOLICITATION

     The total cost of this solicitation will be borne by the Company. In addition to use of the mail, proxies may be solicited by directors and officers of the Company personally and by telephone, telegraph, or facsimile transmission.

                         OTHER MATTERS

     The Board of Directors knows of no other business to be presented at the Meeting, but if other matters do properly come before the Meeting, it is intended that the persons named in the proxy will vote on such matters in accordance with their best judgment.


                         s/Richard F. LaRoche, Jr.
                         Richard F. LaRoche, Jr., Secretary

March 22, 1999
Murfreesboro, Tennessee


                      COMPARISON OF CUMULATIVE TOTAL RETURN*
               1993      1994      1995      1996      1997      1998
----------------------------------------------------------------------
NHC            100       107.8     172.6     203.7     274.9     137.7

S & P 500      100       101.3     139.2     171.2     228.3     293.6

HealthCare     100        85.7     135.4     130.9     150.5     196.4
 -Misc.

*Assumes $100 inv. 12/31/93 in NHC, S & P 500, and HealthCare-Misc.